MUNCY COLUMBIA FINANCIAL CORPORATION 8-K/A

EXHIBIT 99.1

MUNCY BANK FINANCIAL, INC.

MUNCY, PENNSYLVANIA

SEPTEMBER 30, 2023

MUNCY BANK FINANCIAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2023

MUNCY BANK FINANCIAL, INC.

CONSOLIDATED BALANCE SHEET

(In Thousands, Except Share and Per Share Data) (Unaudited)	September 30, 2023	December 31, 2022
ASSETS:
Cash and due from banks	$4,930	$4,928
Interest-bearing deposits in other financial institutions	2,068	1,496
Total cash and cash equivalents	6,998	6,424

Interest-bearing time deposits	989	989
Available-for-sale debt securities, at fair value	89,982	99,140
Marketable equity securities, at fair value	353	383
Restricted investment in bank stocks, at cost	5,245	3,346

Loans receivable	515,388	485,714
Allowance for credit losses	(5,153)	(4,952)
Loans, net	510,235	480,762

Premises and equipment, net	17,338	17,363
Accrued interest receivable	2,303	2,086
Bank-owned life insurance	17,752	14,339
Deferred tax asset, net	6,493	5,169
Other assets	2,777	2,604
TOTAL ASSETS	$660,465	$632,605

LIABILITIES:
Interest-bearing deposits	$414,575	$444,700
Noninterest-bearing deposits	106,881	106,913
Total deposits	521,456	551,613

Short-term borrowings	41,473	27,369
Long-term borrowings	46,401	—
Accrued interest payable	1,267	366
Other liabilities	5,986	5,752
TOTAL LIABILITIES	616,583	585,100

SHAREHOLDERS’ EQUITY:
Common stock, par value $0.4167 per share; 3,626,684 shares authorized; 1,793,475 shares issued; 1,608,358 shares outstanding at September 30, 2023 and December 31, 2022	747	747
Additional paid-in capital	9,297	9,297
Retained earnings	56,611	55,789
Accumulated other comprehensive loss	(18,791)	(14,346)
Treasury stock, at cost; 185,117 shares at September 30, 2023 and December 31, 2022	(3,982)	(3,982)
TOTAL SHAREHOLDERS’ EQUITY	43,882	47,505
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$660,465	$632,605

See accompanying notes to the unaudited consolidated financial statements.

MUNCY BANK FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended September 30,
(In Thousands, Except Per Share Data) (Unaudited)	2023	2022
INTEREST AND DIVIDEND INCOME:
Interest and fees on loans	$19,504	$15,243
Interest on balances with depository institutions	82	59
Investment securities:
Taxable	614	546
Tax-exempt	1,244	1,285
Dividends	212	77
TOTAL INTEREST AND DIVIDEND INCOME	21,656	17,210

INTEREST EXPENSE:
Interest on deposits	6,246	2,205
Interest on short-term borrowings	1,007	37
Interest on long-term borrowings	1,064	—
TOTAL INTEREST EXPENSE	8,317	2,242

NET INTEREST INCOME	13,339	14,968

(Credit) provision for credit losses - loans	(120)	225
(Credit) provision for credit losses - off balance sheet credit exposures	(1)	—
TOTAL (CREDIT) PROVISION FOR CREDIT LOSSES	(121)	225

NET INTEREST INCOME AFTER (CREDIT) PROVISION FOR CREDIT LOSSES	13,460	14,743

NON-INTEREST INCOME:
Service charges on deposit accounts	1,378	1,323
Realized gains on available-for-sale debt securities, net	—	3
Losses on marketable equity securities	(31)	(29)
Earnings on bank-owned life insurance	305	214
Investment services income	160	110
Trust income	—	40
Gains on sale of loans	73	101
Other service charges and fees	162	202
Other non-interest income	255	308
TOTAL NON-INTEREST INCOME	2,302	2,272

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,234	6,263
Occupancy	873	635
Furniture and equipment	320	257
Data processing	941	978
Pennsylvania shares tax	241	321
Federal deposit insurance	171	133
Automated teller machine expense	378	495
Professional fees	402	511
Merger-related expenses	355	—
Other non-interest expense	1,500	1,701
TOTAL NON-INTEREST EXPENSE	11,415	11,294

INCOME BEFORE INCOME TAX PROVISION	4,347	5,721
INCOME TAX PROVISION	673	891
NET INCOME	$3,674	$4,830

EARNINGS PER SHARE - BASIC AND DILUTED	$2.28	$3.00

See accompanying notes to the unaudited consolidated financial statements.

MUNCY BANK FINANCIAL, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

	Nine Months Ended September 30,
(In Thousands) (Unaudited)	2023	2022
Net income	$3,674	$4,830
Other comprehensive loss:
Unrealized holding loss on available-for-sale debt securities	(5,627)	(23,963)
Tax effect	1,182	5,032
Net realized gain included in net income	—	3
Tax effect	—	(1)
Total other comprehensive loss	(4,445)	(18,929)
Comprehensive loss	$(771)	$(14,099)

See accompanying notes to the unaudited consolidated financial statements.

MUNCY BANK FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2023 and 2022

(In Thousands, Except Per Share Data) (Unaudited)	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TREASURY STOCK	TOTAL SHAREHOLDERS’ EQUITY
For the nine months ended:
Balance, January 1, 2022	$747	$9,297	$51,987	$1,058	$(3,982)	$59,107
Net income	—	—	4,830	—	—	4,830
Other comprehensive loss	—	—	—	(18,929)	—	(18,929)
Cash dividends declared, $1.15 per share	—	—	(1,849)	—	—	(1,849)
Balance, September 30, 2022	$747	$9,297	$54,968	$(17,871)	$(3,982)	$43,159
Balance, January 1, 2023	$747	$9,297	$55,789	$(14,346)	$(3,982)	$47,505
Adoption of ASU 2016-13 (CECL)	—	—	(311)	—	—	(311)
Net income	—	—	3,674	—	—	3,674
Other comprehensive loss	—	—	—	(4,445)	—	(4,445)
Cash dividends declared, $1.58 per share	—	—	(2,541)	—	—	(2,541)
Balance, September 30, 2023	$747	$9,297	$56,611	$(18,791)	$(3,982)	$43,882

See accompanying notes to the unaudited consolidated financial statements.

MUNCY BANK FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
(In Thousands) (Unaudited)	2023	2022
OPERATING ACTIVITIES:
Net income	$3,674	$4,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	548	362
(Credit) provision for credit losses	(121)	225
Amortization and accretion of investment securities	289	321
Realized gains on available-for-sale debt securities, net	—	(3)
Losses on marketable equity securities	31	29
Earnings on bank-owned life insurance	(305)	(215)
Deferred income taxes	(142)	(103)
Origination of loans held for sale	(2,804)	(4,058)
Proceeds from sale of loans	2,877	4,397
Gains on sale of loans	(73)	(101)
Loss on sale of premises and equipment	25	11
Increase in accrued interest receivable and other assets	(390)	(105)
Increase in accrued interest payable and other liabilities	491	795
Net cash provided by operating activities	4,100	6,385
INVESTING ACTIVITIES:
Available-for-sale debt securities:
Proceeds from paydowns, calls and maturities	4,044	9,855
Purchases	(802)	(17,922)
Net increase in loans	(29,663)	(23,515)
Purchase of bank-owned life insurance	(3,108)	—
Purchases of restricted investment in bank stocks	(8,582)	(1,311)
Redemption of restricted investment in bank stocks	6,683	964
Acquisition of premises and equipment	(548)	(4,720)
Net cash used by investing activities	(31,976)	(36,649)
FINANCING ACTIVITIES:
Net (decrease) increase in interest-bearing deposits	(30,125)	35,099
Net decrease in noninterest-bearing deposits	(32)	(2,331)
Net increase in short-term borrowings	14,104	623
Proceeds of long-term borrowings	46,401	—
Cash dividends paid	(1,898)	(1,849)
Net cash provided by financing activities	28,450	31,542
NET INCREASE IN CASH AND CASH EQUIVALENTS	574	1,278
CASH AND CASH EQUIVALENTS, BEGINNING	6,424	6,083
CASH AND CASH EQUIVALENTS, ENDING	$6,998	$7,361

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$7,416	$2,270
Income taxes paid	$775	$1,050

See accompanying notes to the unaudited consolidated financial statements.

MUNCY BANK FINANCIAL, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Muncy Bank Financial, Inc. (“Company”), and its wholly-owned subsidiary, The Muncy Bank & Trust Company (“Bank”). All significant intercompany balances and transactions have been eliminated.

The consolidated financial information included herein, except the consolidated balance sheet dated December 31, 2022, is unaudited. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. In the opinion of management, all adjustments considered necessary for fair presentation have been included.

The Company has evaluated events and transactions occurring subsequent to the consolidated balance sheet date of September 30, 2023 for items that should potentially be recognized or disclosed in these consolidated financial statements. The evaluation was conducted through the date these consolidated financial statements were issued.

NOTE 2 – SUMMARY OF SIGNFICANT ACCOUNTING POLICIES

Adoption of New Accounting Standards

On January 1, 2023, the Company adopted Accounting Standard Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 required financial assets measured at amortized cost to be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. The Company took steps to prepare for the implementation over the past several years, such as: forming an internal committee, gathering pertinent data, consulting with outside professionals, subscribing to a new software system, and running existing and new methodologies concurrently through the period of implementation. The Company adopted the ASU’s provisions using the modified retrospective method and evaluated the impact the current expected credit loss (“CECL”) model had on the accounting for credit losses, and recognized a one-time, cumulative-effect adjustment to retained earnings at the beginning of the first reporting period in which the new standard became effective. The cumulative-effect adjustment resulted in a decrease to retained earnings of $311,000, as outlined in the table below. There was no impact on the securities portfolio upon adoption. This adoption method is considered a change in accounting principle requiring additional disclosure of the nature of and reason for the change, which is solely a result of the adoption of the required standard.

(In Thousands)	As Reported Under ASC 326 January 1, 2023	Pre-ASC 326 Adoption December 31, 2022	Impact of ASC 326 Adoption
Allowance for credit losses on loans	$5,301	$4,952	$349
Allowance for credit losses on off-balance sheet exposures (included in other liabilities)	45	—	45
Deferred tax asset, net	1,123	1,040	83
Retained earnings	55,478	55,789	(311)

On January 1, 2023, the Company adopted ASU No. 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures, which eliminated the accounting guidance on troubled debt restructurings (“TDRs”) by creditors that have adopted the CECL model and enhances disclosure requirements for certain loan refinancing and restructurings by creditors made to borrowers experiencing financial difficulty. The ASU also amended the guidance on “vintage disclosures” to require disclosure of current-period gross charge-offs by year of origination. The Company adopted the ASU’s provisions using the modified retrospective method in conjunction with the CECL adoption. The adoption of ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

Accounting Policies

The Company’s significant accounting policies followed in the preparation of the unaudited consolidated financial statements are disclosed in Note 1 of the audited consolidated financial statements and notes for the year ended December 31, 2022. There have been no significant changes to the application of significant accounting policies since December 31, 2022, except for the following:

Allowance for Credit Losses – Available-for-Sale Debt Securities

For available-for-sale debt securities, management evaluates all investments in an unrealized loss position on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. If the Company has the intent to sell the security or it is more likely than not that the Company will be required to sell the security, an allowance for credit losses is recorded.

If either of the above criteria is not met, the Company evaluates whether the decline in fair value is the result of credit losses or other factors. The Company has elected the practical expedient of zero credit loss estimates for securities issued or guaranteed by U.S. Government entities or agencies. In making the credit loss assessment of securities not issued or guaranteed by U.S. Government entities or agencies, the Company may consider various factors including the extent to which fair value is less than amortized cost, performance on any underlying collateral, downgrades in the ratings of the security by a rating agency, the failure of the issuer to make scheduled interest or principal payments and adverse conditions specifically related to the security. If the assessment indicates that a credit loss exists, the present value of cash flows expected to be collected are compared to the amortized cost basis of the security and any excess is recorded as an allowance for credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any amount of unrealized loss that has not been recorded through an allowance for credit loss is recognized in other comprehensive income.

Changes in the allowance for credit losses are recorded as provision for (or reversal of) credit loss expense. Losses are charged against the allowance for credit losses when management believes an available-for-sale debt security is confirmed to be uncollectible or when either of the criteria regarding intent or requirement to sell is met. At September 30, 2023, there was no allowance for credit losses related to the available-for-sale portfolio.

Accrued interest receivable on available-for-sale debt securities totaled $604,000 at September 30, 2023 and was excluded from the estimate of credit losses.

Allowance for Credit Losses on Loans

The allowance for credit losses is a valuation account that is deducted from the loans' amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off.

The allowance for credit losses represents management’s estimate of lifetime credit losses inherent in loans as of the balance sheet date. The allowance for credit losses is estimated by management using relevant available information, from both internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts.

Accrued interest receivable on loans totaled $1,699,000 at September 30, 2023 and was excluded from the estimate of credit losses.

The allowance for credit losses (“ACL”) includes two primary components: (i) an allowance established on loans which share similar risk characteristics collectively evaluated for credit losses (collective basis), and (ii) an allowance established on loans which do not share similar risk characteristics with any loan segment and which are individually evaluated for credit losses (individual basis).

Loans evaluated on an individual basis are identified based on a detailed assessment of loan relationships, and their related credit risk ratings. The allowance will be determined on an individual basis using the present value of expected cash flows or, for collateral-dependent loans, the fair value of the collateral as of the reporting date, less estimated selling costs, as applicable. If the fair value of the collateral is less than the amortized cost basis of the loan, the Company will charge off the difference between the fair value of the collateral, less costs to sell at the reporting date and the amortized cost basis of the loan.

The Company measures expected credit losses for loans on a pooled basis when similar risk characteristics exist. The Company has identified the following portfolio segments and calculates the allowance for credit losses for each using the vintage method:

Residential mortgage:
Residential mortgage loans - first liens
Residential mortgage loans - junior liens
Home equity lines of credit
1-4 Family residential construction
Commercial:
Commercial loans secured by real estate
Commercial and industrial
Political subdivisions
Commercial construction and land
Loans secured by farmland
Multi-family (5 or more) residential
Agricultural loans
Other commercial loans
Consumer

In determining the pools for collective evaluation, management used a combination of loan purpose, collateral and payment type (for example, lines of credit vs. amortizing) as well as weighted average lives. The pools identified are the same as the loan classes used in the Company’s financial reporting.

Estimation Method - Vintage

The vintage methodology under CECL measures the expected loss calculation for future periods based on historical performance by the origination period of loans with similar life cycles and risk characteristics. Loans are included in tracking historical losses in the period in which they originated. Upon renewal of a loan, a new vintage is created.

Loss rates applied in the Company’s vintage methodology start with historical loss rates for each vintage. Loss rates for future periods are based upon historical trends as well as factoring in any changes for current conditions and reasonable and supportable forecast periods, where these periods are different. When future years are no longer reasonably forecastable, loss rates are reverted to adjusted historical averages. To determine the ACL the Company applies the expected loss rates determined from the historical loss rates adjusted for qualitative and forecast factors for each vintage to the origination balance of each vintage pool as of the reporting date and sum the totals for each vintage to determine the current expected loss.

Qualitative Factors

The allowance for credit losses calculation includes subjective adjustments for qualitative risk factors that are deemed likely to cause estimated credit losses to differ from historical experience. These qualitative adjustments generally increase allowance levels and include adjustments for factors deemed relevant, including: lending policies and procedures; economic conditions; nature and volume of the portfolio and terms of loans; experience, ability and depth of lending management and staff; volume and severity of past due, classified and nonaccrual loans; loan review; underlying collateral; concentrations of credit, and; other external factors and conditions not already captured.

Allowance for Credit Losses on Off-Balance Sheet Exposures

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for off-balance sheet loan commitments is represented by the contractual amount of those instruments. Such financial instruments are recorded when they are funded.

The Company records an allowance for credit losses on off-balance sheet credit exposures, unless the commitments to extend credit are unconditionally cancelable, through a charge to provision for unfunded commitments in the Company’s statement of income. The allowance for credit losses on off-balance sheet credit exposures is estimated by loan segment at each balance sheet date under the current expected credit loss model, taking into consideration the likelihood that funding will occur. The allowance for off-balance sheet exposures is included in other liabilities in the Company’s unaudited consolidated balance sheet and the related credit loss expense is recorded in the unaudited consolidated statement of income.

NOTE 3 – BUSINESS COMBINATION

On April 18, 2023, CCFNB Bancorp, Inc. (“CCFNB”) and the Company jointly announced the signing of a definitive merger agreement to combine the two companies in a strategic merger of equals. Effective November 11, 2023, the merger was completed. Under the terms of the Merger Agreement, (i) the Company merged with and into CCFNB, with CCFNB being the surviving entity, and (ii) the Bank merged with and into CCFNB's wholly-owned banking subsidiary, First Columbia Bank & Trust Co. ("First Columbia Bank"), with First Columbia Bank being the surviving bank (the "Mergers"). In connection with the Mergers, CCFNB changed its name to Muncy Columbia Financial Corporation ("MCFC"), and First Columbia Bank changed its name to Journey Bank.

At the effective time of the merger, the Company’s shareholders received a fixed exchange ratio of 0.9259 shares of MCFC for each Company share they owned, except to the extent of cash received for fractional shares at $41.47 per share.

NOTE 4 – SECURITIES

The amortized cost, gross unrealized gains and losses, and fair value of securities are as follows at September 30, 2023 and December 31, 2022:

	September 30, 2023
(In Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
State and political securities	$80,644	$—	$(17,663)	$62,981
Mortgage-backed securities	21,819	—	(4,108)	17,711
Collateralized mortgage obligations	11,006	—	(1,982)	9,024
Other debt securities	300	—	(34)	266
Total debt securities	113,769	—	(23,787)	89,982
Marketable equity securities	375	—	(22)	353
Restricted investment in bank stocks	5,245	—	—	5,245
Total investment securities	$119,389	$—	$(23,809)	$95,580

	December 31, 2022
(In Thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
State and political securities	$81,932	$1	$(13,053)	$68,880
Mortgage-backed securities	23,466	3	(3,368)	20,101
Collateralized mortgage obligations	11,602	—	(1,726)	9,876
Other debt securities	300	—	(17)	283
Total debt securities	117,300	4	(18,164)	99,140
Marketable equity securities	375	8	—	383
Restricted investment in bank stocks	3,346	—	—	3,346
Total investment securities	$121,021	$12	$(18,164)	$102,869

The amortized cost and fair value of debt securities at September 30, 2023, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(In Thousands)	Amortized Cost	Fair Value
Due in one year or less	$310	$305
Due after 1 year to 5 years	4,312	3,978
Due after 5 years to 10 years	16,451	13,487
Due after 10 years	59,871	45,477
Sub-total	80,944	63,247

Mortgage-backed securities	21,819	17,711
Collateralized mortgage obligations	11,006	9,024
Total debt securities	$113,769	$89,982

The Company’s mortgage-backed securities and collateralized mortgage obligations have stated maturities that may differ from actual maturities due to borrowers’ ability to prepay obligations. Cash flows from such investments are dependent upon the performance of the underlying mortgage loans and are generally influenced by the level of interest rates. In the table above, mortgage-backed securities and collateralized mortgage obligations are shown in one period.

Investment securities with a carrying value of approximately $33,156,000 and $43,683,000 at September 30, 2023 and December 31, 2022, respectively, were pledged to secure public funds and certain other deposits and for other purposes as provided by law.

The following tables show gross unrealized losses and fair values, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at September 30, 2023 and December 31, 2022.

	September 30, 2023
	Less than 12 Months		12 Months or Greater		Total
(In Thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
State and political securities	$2,633	$(182)	$60,348	$(17,481)	$62,981	$(17,663)
Mortgage-backed securities	844	(32)	16,867	(4,076)	17,711	(4,108)
Collateralized mortgage obligations	452	(15)	8,572	(1,967)	9,024	(1,982)
Other debt securities	87	(13)	179	(21)	266	(34)
	$4,016	$(242)	$85,966	$(23,545)	$89,982	$(23,787)

	December 31, 2022
	Less than 12 Months		12 Months or Greater		Total
(In Thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
State and political securities	$29,121	$(3,652)	$39,475	$(9,401)	$68,596	$(13,053)
Mortgage-backed securities	7,929	(679)	11,709	(2,689)	19,638	(3,368)
Collateralized mortgage obligations	4,163	(332)	5,713	(1,394)	9,876	(1,726)
Other debt securities	—	—	183	(17)	183	(17)
	$41,213	$(4,663)	$57,080	$(13,501)	$98,293	$(18,164)

A summary of information management considered in evaluating debt and equity securities for credit losses at September 30, 2023 and December 31, 2022 is provided below.

Debt Securities

As reflected in the table above, gross unrealized holding losses on available-for-sale debt securities totaled $23,787,000 at September 30, 2023 and $18,164,000 at December 31, 2022. At September 30, 2023, the Company does not have the intent to sell, nor is it more likely than not it will be required to sell, these securities before it is able to recover the amortized cost basis. The unrealized holding losses were consistent with significant increases in market interest rates that occurred in 2022 and 2023.

At September 30, 2023 and December 31, 2022, management performed an assessment for possible credit losses of the Company’s debt securities on an issue-by-issue basis, relying on information obtained from various sources, including publicly available financial data, ratings by external agencies, brokers and other sources. At September 30, 2023 and December 31, 2022, all of the Company’s holdings of obligations of states and political subdivisions were investment grade and there have been no payment defaults.

Based on the results of the assessment, there was no ACL required on available-for-sale debt securities in an unrealized loss position at September 30, 2023. There was no other-than-temporary-impairment on available-for-sale debt securities in an unrealized loss position at December 31, 2022.

Equity Securities

The Bank is a member of the Federal Home Loan Bank of Pittsburgh (FHLB-Pittsburgh), which is one of 11 regional Federal Home Loan Banks. As a member, the Bank is required to purchase and maintain stock in FHLB-Pittsburgh. There is no active market for FHLB-Pittsburgh stock, and it must ordinarily be redeemed by FHLB-Pittsburgh in order to be liquidated. The Bank’s investment in FHLB-Pittsburgh stock was $5,180,000 at September 30, 2023 and $3,281,000 at December 31, 2022. The Company evaluated its holding of FHLB-Pittsburgh stock for impairment and deemed the stock to not be impaired at September 30, 2023 and December 31, 2022. In making this determination, management concluded that recovery of total outstanding par value, which equals the carrying value, is expected. The decision was based on review of financial information that FHLB-Pittsburgh has made publicly available.

The Company has marketable equity securities with a carrying value of $353,000 at September 30, 2023 and $383,000 at December 31, 2022, consisting exclusively of preferred stock of another financial institution. There was an unrealized loss of $22,000 at September 30, 2023 and an unrealized gain of $8,000 at December 31, 2022. Changes in the unrealized gains or losses on these securities are included in other noninterest income in the consolidated statement of income.

NOTE 5 – LOANS AND ALLOWANCE FOR CREDIT LOSSES

The loans receivable portfolio is segmented into residential mortgage, commercial and consumer loans. Loans outstanding at September 30, 2023 and December 31, 2022 are summarized by segment, and by classes within each segment, as follows:

(In Thousands)	September 30, 2023	December 31, 2022
Residential mortgage:
Residential mortgage loans - first liens	$232,028	$220,586
Residential mortgage loans - junior liens	12,211	11,222
Home equity lines of credit	53,089	51,036
1-4 Family residential construction	18,021	23,558
Total residential mortgage	315,349	306,402
Commercial:
Commercial loans secured by real estate	106,824	89,838
Commercial and industrial	31,013	30,346
Political subdivisions	8,330	9,275
Commercial construction and land	2,677	1,182
Loans secured by farmland	10,969	12,252
Multi-family (5 or more) residential	26,817	23,965
Agricultural loans	1,205	1,320
Other commercial loans	1,418	299
Total commercial	189,253	168,477
Consumer	10,786	10,835
Gross loans	515,388	485,714
Allowance for credit losses	(5,153)	(4,952)
Loans, net	$510,235	$480,762

The following table summarizes the activity related to the allowance for credit losses for the nine months ended September 30, 2023 under the CECL methodology.

(In Thousands)	Balance, December 31, 2022	Adoption of CECL	Charge-offs	Recoveries	Provision (Credit)	Balance, September 30, 2023
Residential mortgage:
Residential mortgage loans - first liens	$2,110	$(1,095)	$—	$—	$58	$1,073
Residential mortgage loans - junior liens	108	(34)	—	—	6	80
Home equity lines of credit	453	(97)	—	—	6	362
1-4 Family residential construction	226	(130)	—	—	(38)	58
Total residential mortgage	2,897	(1,356)	—	—	32	1,573
Commercial:					—
Commercial loans secured by real estate	997	548	—	—	104	1,649
Commercial and industrial	336	657	(4)	2	(103)	888
Political subdivisions	56	(42)	—	—	(2)	12
Commercial construction and land	13	8	—	—	37	58
Loans secured by farmland	136	(89)	—	—	(12)	35
Multi-family (5 or more) residential	266	267	—	—	22	555
Agricultural loans	14	(8)	—	—	(2)	4
Other commercial loans	3	(2)	—	—	5	6
Total commercial	1,821	1,339	(4)	2	49	3,207
Consumer	128	245	(30)	4	26	373
Unallocated	106	121	—	—	(227)	—
Total	$4,952	$349	$(34)	$6	$(120)	$5,153

Prior to the adoption of ASC 326 on January 1, 2023, the Company calculated the allowance for loan losses under the incurred loss methodology. The following table is disclosed related to the allowance for loan losses in prior periods.

(In Thousands)	Balance, December 31, 2021	Charge-offs	Recoveries	Provision (Credit)	Balance, March 31, 2022
Residential mortgage:
Residential mortgage loans - first liens	$1,943	$—	$—	$39	$1,982
Residential mortgage loans - junior liens	111	—	—	(5)	106
Home equity lines of credit	416	—	—	33	449
1-4 Family residential construction	175	—	—	(20)	155
Total residential mortgage	2,645	—	—	47	2,692
Commercial:
Commercial loans secured by real estate	810	—	—	87	897
Commercial and industrial	541	—	1	(203)	339
Political subdivisions	22	—	—	(2)	20
Commercial construction and land	—	—	—	104	104
Loans secured by farmland	147	—	—	(10)	137
Multi-family (5 or more) residential	242	—	—	4	246
Agricultural loans	18	—	—	(3)	15
Other commercial loans	5	—	—	—	5
Total commercial	1,785	—	1	(23)	1,763
Consumer	111	(23)	1	22	111
Unallocated	197	—	—	29	226
Total	$4,738	$(23)	$2	$75	$4,792

The following table is a summary of the Company’s nonaccrual loans by major categories for the periods indicated.

	September 30, 2023			December 31, 2022
(dollars in thousands)	Nonaccrual Loans with No Allowance	Nonaccrual Loans with an Allowance	Total Nonaccrual Loans	Nonaccrual Loans
Residential mortgage	$775	$144	$919	$802
Commercial	—	—	—	—
Consumer	—	—	—	—
Total	$775	$144	$919	$802

The Company recognized $55,000 of interest income on nonaccrual loans during the nine months ended September 30, 2023. All nonaccrual loans as of September 30, 2023 and December 31, 2022 were collateral-dependent and were collateralized by real estate.

The following table presents an analysis of past due loans as of September 30, 2023 and December 31, 2022:

	September 30, 2023
(In Thousands)	Current	30-89 Days Past Due	90+ Days Past Due	Total Loans	90+ Days & Accruing
Residential mortgage:
Residential mortgage loans - first liens	$230,061	$1,864	$103	$232,028	$—
Residential mortgage loans - junior liens	12,139	72	—	12,211	—
Home equity lines of credit	52,362	512	215	53,089	100
1-4 Family residential construction	18,021	—	—	18,021	—
Total residential mortgage	312,583	2,448	318	315,349	100
Commercial:
Commercial loans secured by real estate	106,824	—	—	106,824	—
Commercial and industrial	30,964	49	—	31,013	—
Political subdivisions	8,330	—	—	8,330	—
Commercial construction and land	2,677	—	—	2,677	—
Loans secured by farmland	10,969	—	—	10,969	—
Multi-family (5 or more) residential	26,817	—	—	26,817	—
Agricultural loans	1,205	—	—	1,205	—
Other commercial loans	1,418	—	—	1,418	—
Total commercial	189,204	49	—	189,253	—
Consumer	10,728	54	4	10,786	4
Total	$512,515	$2,551	$322	$515,388	$104

	December 31, 2022
(In Thousands)	Current	30-89 Days Past Due	90+ Days Past Due	Total Loans	90+ Days & Accruing
Residential mortgage:
Residential mortgage loans - first liens	$218,082	$1,885	$619	$220,586	$212
Residential mortgage loans - junior liens	11,079	143	—	11,222	—
Home equity lines of credit	50,653	383	—	51,036	—
1-4 Family residential construction	23,558	—	—	23,558	—
Total residential mortgage	303,372	2,411	619	306,402	212
Commercial:
Commercial loans secured by real estate	89,838	—	—	89,838	—
Commercial and industrial	30,187	159	—	30,346	—
Political subdivisions	9,275	—	—	9,275	—
Commercial construction and land	1,182	—	—	1,182	—
Loans secured by farmland	12,252	—	—	12,252	—
Multi-family (5 or more) residential	23,965	—	—	23,965	—
Agricultural loans	1,320	—	—	1,320	—
Other commercial loans	299	—	—	299	—
Total commercial	168,318	159	—	168,477	—
Consumer	10,768	62	5	10,835	5
Total	$482,458	$2,632	$624	$485,714	$217

Credit Quality Indicators

The Company categorized loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends and other factors. The Company analyzes loans individually to classify the loans as to credit risk. Management uses a nine-point internal risk rating system to monitor the credit quality of the overall loan portfolio. The first five categories are considered not criticized, and are aggregated as Pass rated. The criticized rating categories utilized by management generally follow bank regulatory definitions. Special Mention loans have potential weaknesses that, if left uncorrected, may result in deterioration of the repayment prospects or in the Bank’s credit position at some future date. Substandard loans have well-defined weaknesses that jeopardize the liquidation of the debt, and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. Doubtful loans exhibit the same weaknesses found in the Substandard loans; however, the weaknesses are more pronounced. Such loans are static and collection in full is improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt. Loans classified Loss are considered uncollectible and charge-off is imminent.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Bank has a loan rating process with layers of internal and external oversight. Generally, residential mortgage and consumer loans are included in the pass category unless a specific action, such as bankruptcy, repossession, death, or significant delay in payment occurs to raise awareness of a possible credit event. An annual external loan review of large business relationships is performed, as well as a sample of smaller transactions.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows as of September 30, 2023:

(In Thousands)	Term Loans by Year of Origination
	2023	2022	2021	2020	2019	Prior	Revolving	Total
Residential mortgage loans - first liens
Pass	$23,461	$44,047	$33,763	$37,667	$15,932	$75,803	$463	$231,136
Substandard	243	—	93	103	51	402	—	892
Total residential mortgage loans - first liens	$23,704	$44,047	$33,856	$37,770	$15,983	$76,205	$463	$232,028
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Residential mortgage loans - junior liens
Pass	$2,442	$969	$1,184	$526	$694	$6,241	$—	$12,056
Substandard	—	—	—	—	—	155	—	155
Total residential mortgage loans - junior liens	$2,442	$969	$1,184	$526	$694	$6,396	$—	$12,211
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Home equity lines of credit
Pass	$—	$—	$—	$—	$—	$—	$52,974	$52,974
Substandard	—	—	—	—	—	—	115	115
Total home equity lines of credit	$—	$—	$—	$—	$—	$—	$53,089	$53,089
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

1-4 residential construction
Pass	$2,778	$6,146	$5,893	$2,942	$—	$262	$—	$18,021
Substandard	—	—	—	—	—	—	—	—
Total 1-4 family residential construction	$2,778	$6,146	$5,893	$2,942	$—	$262	$—	$18,021
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Commercial loans secured by real estate
Pass	$19,085	$22,782	$29,358	$6,131	$6,724	$18,156	$4,189	$106,425
Substandard	—	—	—	—	—	399	—	399
Total commercial loans secured by real estate	$19,085	$22,782	$29,358	$6,131	$6,724	$18,555	$4,189	$106,824
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Commercial and industrial
Pass	$4,302	$5,308	$8,739	$2,342	$884	$1,259	$7,801	$30,635
Substandard	—	—	—	—	—	378	—	378
Total commercial and industrial	$4,302	$5,308	$8,739	$2,342	$884	$1,637	$7,801	$31,013
Current period gross charge-offs	$—	$—	$—	$4	$—	$—	$—	$4

Political subdivisions
Pass	$—	$6,273	$—	$15	$35	$2,007	$—	$8,330
Substandard	—	—	—	—	—	—	—	—
Total political subdivisions	$—	$6,273	$—	$15	$35	$2,007	$—	$8,330
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Commercial construction and land
Pass	$893	$762	$416	$108	$—	$65	$433	$2,677
Substandard	—	—	—	—	—	—	—	—
Total commercial construction and land	$893	$762	$416	$108	$—	$65	$433	$2,677
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Loans secured by farmland
Pass	$—	$1,094	$40	$1,178	$170	$7,951	$536	$10,969
Substandard	—	—	—	—	—	—	—	—
Total loans secured by farmland	$—	$1,094	$40	$1,178	$170	$7,951	$536	$10,969
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Multi-family (5 or more) residential
Pass	$2,798	$5,020	$9,583	$1,659	$286	$5,723	$95	$25,164
Substandard	—	—	—	—	—	1,537	116	1,653
Total multi-family (5 or more) residential	$2,798	$5,020	$9,583	$1,659	$286	$7,260	$211	$26,817
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Agricultural loans
Pass	$25	$146	$110	$298	$182	$4	$440	$1,205
Substandard	—	—	—	—	—	—	—	—
Total agricultural loans	$25	$146	$110	$298	$182	$4	$440	$1,205
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Other commercial loans
Pass	$—	$1,129	$19	$71	$30	$66	$103	$1,418
Substandard	—	—	—	—	—	—	—	—
Total other commercial loans	$—	$1,129	$19	$71	$30	$66	$103	$1,418
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

Consumer
Pass	$2,620	$2,241	$1,907	$807	$389	$114	$2,708	$10,786
Substandard	—	—	—	—	—	—	—	—
Total consumer loans	$2,620	$2,241	$1,907	$807	$389	$114	$2,708	$10,786
Current period gross charge-offs	$—	$4	$—	$7	$—	$19	$—	$30

Total
Pass	$58,404	$95,917	$91,012	$53,744	$25,326	$117,651	$69,742	$511,796
Substandard	243	—	93	103	51	2,871	231	3,592
Total loans	$58,647	$95,917	$91,105	$53,847	$25,377	$120,522	$69,973	$515,388
Total current period gross charge-offs	$—	$4	$—	$11	$—	$19	$—	$34

The Company had no loans classified as special mention, doubtful or loss at September 30, 2023.

Credit quality indicators are as follows at December 31, 2022:

(In Thousands)	Pass	Special Mention	Substandard	Total
Residential mortgage:
Residential mortgage loans - first liens	$219,821	$—	$765	$220,586
Residential mortgage loans - junior liens	11,222	—	—	11,222
Home equity lines of credit	50,919	—	117	51,036
1-4 Family residential construction	23,558	—	—	23,558
Total residential mortgage	305,520	—	882	306,402
Commercial:
Commercial loans secured by real estate	89,433	—	405	89,838
Commercial and industrial	29,866	—	480	30,346
Political subdivisions	9,275	—	—	9,275
Commercial construction and land	1,182	—	—	1,182
Loans secured by farmland	12,252	—	—	12,252
Multi-family (5 or more) residential	21,250	—	2,715	23,965
Agricultural loans	1,320	—	—	1,320
Other commercial loans	299	—	—	299
Total commercial	164,877	—	3,600	168,477
Consumer	10,835	—	—	10,835
Total	$481,232	$—	$4,482	$485,714

The allowance for credit losses incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification.

Because the effect of most modifications made to borrowers experiencing financial difficulty, such as extensions of terms, insignificant payment delays and interest rate reductions, is already included in the allowance for credit losses because of the measurement methodologies used to estimate the allowance, a change to the allowance for credit losses is generally not recorded upon modification.

Occasionally, the Company modifies loans to borrowers in distress by providing an other-than-insignificant payment delay. There were no loans modified to borrowers experiencing financial difficulty during the nine months ended September 30, 2023. The Company has not committed to lending any additional amounts on loans modified to borrowers experiencing financial difficulty at September 30, 2023. The Company experienced no payment defaults during the nine months ended September 30, 2023 on loans modified to borrowers experiencing financial difficulty.

NOTE 6 – DEPOSITS

Major segments of the deposit portfolio are summarized as follows as of September 30, 2023 and December 31, 2022:

(In Thousands)	September 30, 2023	December 31, 2022
Noninterest-bearing	$106,881	$106,913
Interest-bearing demand	112,201	164,058
Savings	56,596	63,902
Money market	59,675	78,059
Time	186,103	138,681
	$521,456	$551,613

Time deposits of $250,000 or more totaled approximately $30,322,000 and $33,014,000 at September 30, 2023 and December 31, 2022, respectively.

NOTE 7 – BORROWINGS

SHORT-TERM BORROWINGS

Short-term borrowings include repurchase agreements with customers and advances from the FHLB. As of September 30, 2023, the Bank was approved by the FHLB for borrowings of up to $257,254,000 of which $85,549,000 was outstanding in the form of advances and the FHLB had issued letters of credit on the Bank’s behalf totaling $46,900,000 against its borrowing capacity. Advances from the FHLB are secured by qualifying assets of the Bank. In addition to the outstanding balances noted below, the Bank also has additional lines of credit totaling $5,000,000 available from a correspondent bank other than the FHLB. The outstanding balances of short-term borrowings are summarized as follows:

(In Thousands)	September 30,	December 31,
	2023	2022
FHLB-Pittsburgh borrowings	$39,148	$25,368
Customer repurchase agreements	2,325	2,001
Total short-term borrowings	$41,473	$27,369

The weighted average rate paid by the Company on customer repurchase agreements was 3.00% at September 30, 2023 and 1.40% at December 31, 2022. The carrying value of the underlying securities was $2,977,000 at September 30, 2023 and $2,278,000 at December 31, 2022.

At September 30, 2023, short-term FHLB-Pittsburgh borrowings were composed of overnight borrowings at an interest rate of 5.68%. At December 31, 2022, short-term FHLB-Pittsburgh borrowings were composed of overnight borrowings of $13,910,000 at an interest rate of 4.45%, as well as a short-term advances of $11,458,000 at a weighted average interest rate of 4.48%.

LONG-TERM BORROWINGS – FHLB ADVANCES

Long-term borrowings from FHLB-Pittsburgh are as follows:

(In Thousands)	September 30,	December 31,
	2023	2022
Loans maturing in 2024 with a weighted-average rate of 5.30%	$10,209	$—
Loans maturing in 2025 with a weighted-average rate of 4.98%	10,208	—
Loans maturing in 2026 with a weighted-average rate of 4.04%	10,359	—
Loans maturing in 2027 with a weighted-average rate of 3.94%	10,417	—
Loan maturing in 2028 with a rate of 3.89%	5,208	—
Total long-term FHLB-Pittsburgh borrowings	$46,401	$—

NOTE 8 – FAIR VALUE

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:	Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

The following tables present the assets reported on the Consolidated Balance Sheet at their fair value on a recurring basis as of September 30, 2023 and December 31, 2022, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	September 30, 2023
(In Thousands)	Level I	Level II	Level III	Total
Available-for-sale debt securities:
State and political securities	$—	$62,981	$—	$62,981
Mortgage-backed securities	—	17,711	—	17,711
Collateralized mortgage obligations	—	9,024	—	9,024
Other debt securities	—	266	—	266
Total	$—	$89,982	$—	$89,982

Marketable equity securities	$353	$—	$—	$353

	December 31, 2022
(In Thousands)	Level I	Level II	Level III	Total
Available-for-sale debt securities:
State and political securities	$—	$68,880	$—	$68,880
Mortgage-backed securities	—	20,101	—	20,101
Collateralized mortgage obligations	—	9,876	—	9,876
Other debt securities	—	283	—	283
Total	$—	$99,140	$—	$99,140

Marketable equity securities	$383	$—	$—	$383

The following table presents the assets reported on the balance sheet at their fair value on a non-recurring basis as of September 30, 2023 and December 31, 2022, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	September 30, 2023
(In Thousands)	Level I	Level II	Level III	Total
Loans individually evaluated for credit loss	$—	$—	$920	$920

	December 31, 2022
(In Thousands)	Level I	Level II	Level III	Total
Impaired loans	$—	$—	$617	$617

The following table provides a listing of significant unobservable inputs used in the fair value measurement process for items valued utilizing level III techniques as of September 30, 2023 and December 31, 2022:

	September 30, 2023
	Quantitative Information about Level III Fair Value Measurements
(In Thousands)	Fair Value Estimate	Valuation Technique	Unobservable Input	Amount	Weighted Average
Loans individually evaluated for credit loss	$138	Appraisal of collateral	Discount to appraised value	20%	20%

	December 31, 2022
	Quantitative Information about Level III Fair Value Measurements
(In Thousands)	Fair Value Estimate	Valuation Technique	Unobservable Input	Amount	Weighted Average
Impaired loan	$142	Appraisal of collateral	Discount to appraised value	26%	26%
Impaired loan	475	Discounted cash flows	Discount rate	5%	5%

The significant unobservable input used in the fair value measurement of the Company’s impaired loans using the appraisal of collateral valuation technique include appraisal adjustments, which are adjustments to appraisals by management for qualitative factors such as economic conditions and estimated liquidation expenses.

The estimated fair values, and related carrying amounts, of the Company’s financial instruments that are not recorded at fair value in the consolidated financial statements at September 30, 2023 and December 31, 2022 are as follows:

	September 30, 2023
(In Thousands)	Carrying Value	Fair Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$6,998	$6,998	$6,998	$—	$—
Interest-bearing time deposits	989	975	—	975	—
Restricted equity securities	5,245	5,245	—	5,245	—
Loans, net	510,235	504,504	—	—	504,504
Accrued interest receivable	2,303	2,303	—	2,303	—
Mortgage servicing rights	453	945	—	—	945

Financial liabilities:
Interest-bearing deposits	414,575	346,973	—	161,124	185,849
Noninterest-bearing deposits	106,881	106,881	—	106,881	—
Short-term borrowings	41,473	41,473	—	41,473	—
Long-term borrowings	46,401	45,327	—	—	45,327
Accrued interest payable	1,267	1,267	—	1,267	—

	December 31, 2022
(In Thousands)	Carrying Value	Fair Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$6,424	$6,424	$6,424	$—	$—
Interest-bearing time deposits	989	972	—	972	—
Restricted equity securities	3,346	3,346	—	3,346	—
Loans, net	480,762	458,147	—	—	458,147
Accrued interest receivable	2,086	2,086	—	2,086	—
Mortgage servicing rights	488	962	—	—	962

Financial liabilities:
Interest-bearing deposits	444,700	378,697	—	240,309	138,388
Noninterest-bearing deposits	106,913	106,913	—	106,913	—
Short-term borrowings	27,369	27,369	—	27,369	—
Accrued interest payable	366	366	—	366	—